Exhibit 99.1

E*TRADE FINANCIAL Corporation Announces Fourth Quarter and Full-Year 2008 Results

Fourth Quarter Results

  Total Net Revenue of $486 million
  Provision for Loan Losses of $513 million
  Net Loss of $276 million, or $0.50 per share
  Record Daily Average Revenue Trades (DARTs) of 216,000, up 18% quarter over quarter
  Record Retail accounts of 4.5 million, with net new accounts of 97,000
  Total customer cash and deposits of $32.3 billion
  Customer net asset inflows of $3.5 billion

Full-Year 2008 Performance

  Total Net Revenue of $1.9 billion
  Provision for Loan Losses of $1.6 billion
  Net Loss of $512 million, or $1.00 per share ($1.58 loss per share from continuing operations)
  Raised $754 million in cash proceeds through non-core asset sales
  Deleveraged the balance sheet by $8.3 billion, $5.7 billion in net loans
  Increased allowance for loan losses to $1.1 billion

Capital and Liquidity Metrics

  Bank Tier-1 and risk-based capital ratios of 6.29% and 12.96%, respectively
  Bank excess risk-based capital (excess to the regulatory well-capitalized threshold) of approximately $716 million
  Bank cash of $3.2 billion and corporate cash of $435 million; unused FHLB lines of $9.8 billion

NEW YORK--(BUSINESS WIRE)--January 27, 2009--E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) today announced results for its fourth quarter ended December 31, 2008, reporting a net loss of $276 million, or $0.50 per share, compared with a net loss of $1.7 billion, or $3.98 per share, a year ago. For the year ended December 31, 2008, the Company reported a net loss of $512 million or $1.00 per share ($1.58 loss per share from continuing operations), compared to a net loss of $1.4 billion or $3.40 per share in 2007.

“We successfully grew and improved our retail franchise in 2008, despite the troubled economy,” said Donald H. Layton, Chairman and CEO, E*TRADE FINANCIAL Corporation. “We also aggressively raised capital, built liquidity and reduced loan assets to ensure the Company remained on firm financial footing despite high credit losses.”

The Company saw increased customer engagement stemming from high market volatility in the fourth quarter. The Company reported a record 216,000 DARTs, an increase of 18% over the prior quarter. The Company added 97,000 net new accounts, including 77,000 brokerage accounts, during the quarter, representing its best organic account growth in more than five years. At quarter end, E*TRADE FINANCIAL reported a record 4.5 million retail customer accounts, which included a record 2.6 million brokerage accounts. Customer net asset inflows were $3.5 billion during the quarter, as customers were net buyers of $1.9 billion in securities. Margin receivables, however, declined substantially as a result of lower market values and customer deleveraging.

Commissions, fees, principal transactions and other revenue for the fourth quarter were $224 million, which compared with $213 million in the third quarter. This reflected the increase in DARTs, partially offset by a lower average commission per trade due to mix.

The fourth-quarter results included net interest income of $274 million, which was down from $325 million in the third quarter. This resulted from abnormal spreads among federal funds, LIBOR and customer deposit rates, as well as a $3.7 billion reduction in margin and legacy portfolio loans.

The Company continued to make progress during the fourth quarter in reducing risk and strengthening its balance sheet, shrinking its bank loan portfolio by approximately $900 million from last quarter, or more than $5 billion from a year ago, of which $4 billion was related to prepayment or scheduled principal reductions. In addition, undrawn home equity lines have been reduced from more than $7 billion last year to $2.5 billion as of the end of 2008.

Provision for loan losses of $513 million decreased slightly from the $518 million in the third quarter as the Company increased its allowance for loan losses across all three categories of its loan portfolio. Net charge-offs in the quarter were $306 million, an increase of $27 million from the prior quarter. Total allowance for loan losses increased $206 million to $1.1 billion, or 4.23% of gross loans receivable, and coverage of nonperforming loans increased to 115%.

“During the fourth quarter, the U.S. economy went into a decline of historic proportions,” said Mr. Layton. “Based upon the resulting increase in delinquencies, the Company increased its total loss allowance by $206 million or 24% from the third quarter, which generated a provision relatively unchanged from the prior quarter.”

At the end of the year, the Company reported Bank Tier-1 and risk-based capital ratios of 6.29% and 12.96%, respectively. The Bank had excess Tier-1 capital of $578 million and excess risk-based capital (i.e., above the level regulators define as well-capitalized) of $716 million as of December 31, 2008. This included $250 million in preferred equity the Company injected into the Bank in the fourth quarter.

“We are absolutely dedicated to maintaining our capital strength on behalf of our customers and shareholders. Our year-end capital and liquidity positions, despite the extremely difficult economy, are indicative of this commitment,” Mr. Layton said.

Separately, E*TRADE FINANCIAL also announced that its application to the U.S. Department of Treasury for funding under the TARP Capital Purchase Program remains under active consideration. The Company noted that it cannot predict when a final decision will be reached.

Historical monthly metrics from December 2004 to December 2008 can be found on the E*TRADE FINANCIAL Investor Relations site at https://investor.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. EST today. This conference call will be available to domestic participants by dialing 800-683-1525 and 973-872-3197 for international participants. The conference ID number is 79858772. A live audio webcast and replay of this conference call will also be available at https://investor.etrade.com.

About E*TRADE FINANCIAL

The E*TRADE FINANCIAL family of companies provides financial services including trading, investing and banking for retail and institutional customers. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

Important Notice

E*TRADE FINANCIAL, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE FINANCIAL Corporation. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, rising mortgage interest rates, tighter mortgage lending guidelines across the industry, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, including changes to the U.S. Treasury’s Troubled Asset Relief Program, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual reports previously filed by E*TRADE FINANCIAL Corporation with the SEC on Form 10-K (including information under the caption “Risk Factors”) and quarterly reports on Form 10-Q. Any forward looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2009 E*TRADE FINANCIAL Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenue:
Operating interest income	$540,204	$868,691	$2,469,940	$3,523,055
Operating interest expense	(266,107)	(489,762)	(1,201,934)	(1,939,456)
Net operating interest income	274,097	378,929	1,268,006	1,583,599
Commission	141,548	168,534	515,551	663,642
Fees and service charges	44,441	59,295	199,956	230,567
Principal transactions	25,336	24,437	84,882	102,180
Loss on loans and securities, net	(11,410)	(2,276,578)	(195,483)	(2,465,474)
Other revenue	12,421	13,950	52,684	47,212
Total non-interest income	212,336	(2,010,362)	657,590	(1,421,873)
Total net revenue	486,433	(1,631,433)	1,925,596	161,726
Provision for loan losses	512,874	402,311	1,583,666	640,078
Operating expense:
Compensation and benefits	80,531	99,309	383,385	434,785
Clearing and servicing	47,970	61,750	185,082	270,199
Advertising and market development	44,684	38,544	175,250	138,675
Communications	24,169	25,419	96,792	98,347
Professional services	27,814	34,290	94,070	99,193
Depreciation and amortization	19,876	23,153	82,483	83,198
Occupancy and equipment	23,100	21,820	85,766	85,189
Amortization of other intangibles	7,764	9,532	35,746	40,472
Impairment of goodwill	-	101,208	-	101,208
Facility restructuring and other exit activities	977	24,068	29,502	27,183
Other	44,564	50,675	122,139	195,384
Total operating expense	321,449	489,768	1,290,215	1,573,833
Loss before other income (expense), income taxes and discontinued operations	(347,890)	(2,523,512)	(948,285)	(2,052,185)
Other income (expense):
Corporate interest income	1,591	2,031	7,210	5,755
Corporate interest expense	(87,898)	(59,460)	(362,160)	(172,482)
Gain (loss) on sales of investments, net	(4,537)	(1,025)	(4,230)	35,980
Gain (loss) on early extinguishment of debt	-	(13)	10,084	(19)
Equity in income (loss) of investments and venture funds	(6,608)	1,151	18,462	7,665
Total other income (expense)	(97,452)	(57,316)	(330,634)	(123,101)
Loss before income taxes and discontinued operations	(445,342)	(2,580,828)	(1,278,919)	(2,175,286)
Income tax benefit	(169,117)	(869,141)	(469,535)	(732,949)
Net loss from continuing operations	(276,225)	(1,711,687)	(809,384)	(1,442,337)
Discontinued operations, net of tax:
Income (loss) from discontinued operations	-	(158)	28,796	583
Gain on disposal of discontinued operations	662	-	268,798	-
Income (loss) from discontinued operations, net of tax	662	(158)	297,594	583
Net loss	$(275,563)	$(1,711,845)	$(511,790)	$(1,441,754)

Basic loss per share from continuing operations	$(0.50)	$(3.98)	$(1.58)	$(3.40)
Basic earnings (loss) per share from discontinued operations	0.00	(0.00)	0.58	0.00
Basic net loss per share	$(0.50)	$(3.98)	$(1.00)	$(3.40)

Diluted loss per share from continuing operations	$(0.50)	$(3.98)	$(1.58)	$(3.40)
Diluted earnings (loss) per share from discontinued operations	0.00	(0.00)	0.58	0.00
Diluted net loss per share	$(0.50)	$(3.98)	$(1.00)	$(3.40)
Shares used in computation of per share data:
Basic	548,638	429,670	509,862	424,439
Diluted(1)	548,638	429,670	509,862	424,439

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2008	2008	2007
Revenue:
Operating interest income	$540,204	$604,071	$868,691
Operating interest expense	(266,107)	(279,297)	(489,762)
Net operating interest income	274,097	324,774	378,929
Commission	141,548	129,513	168,534
Fees and service charges	44,441	49,612	59,295
Principal transactions	25,336	20,664	24,437
Loss on loans and securities, net	(11,410)	(159,799)	(2,276,578)
Other revenue	12,421	12,968	13,950
Total non-interest income	212,336	52,958	(2,010,362)
Total net revenue	486,433	377,732	(1,631,433)
Provision for loan losses	512,874	517,800	402,311
Operating expense:
Compensation and benefits	80,531	83,644	99,309
Clearing and servicing	47,970	46,105	61,750
Advertising and market development	44,684	30,381	38,544
Communications	24,169	23,029	25,419
Professional services	27,814	16,862	34,290
Depreciation and amortization	19,876	20,569	23,153
Occupancy and equipment	23,100	20,470	21,820
Amortization of other intangibles	7,764	7,937	9,532
Impairment of goodwill	-	-	101,208
Facility restructuring and other exit activities	977	5,526	24,068
Other	44,564	41,367	50,675
Total operating expense	321,449	295,890	489,768
Loss before other income (expense), income taxes and discontinued operations	(347,890)	(435,958)	(2,523,512)
Other income (expense):
Corporate interest income	1,591	1,387	2,031
Corporate interest expense	(87,898)	(88,772)	(59,460)
Loss on sales of investments, net	(4,537)	(213)	(1,025)
Loss on early extinguishment of debt	-	-	(13)
Equity in income (loss) of investments and venture funds	(6,608)	21,965	1,151
Total other income (expense)	(97,452)	(65,633)	(57,316)
Loss before income taxes and discontinued operations	(445,342)	(501,591)	(2,580,828)
Income tax benefit	(169,117)	(180,802)	(869,141)
Loss from continuing operations	(276,225)	(320,789)	(1,711,687)
Discontinued operations, net of tax:
Income (loss) from discontinued operations	-	2,178	(158)
Gain on disposal of discontinued operations	662	268,136	-
Income (loss) from discontinued operations, net of tax	662	270,314	(158)
Net loss	$(275,563)	$(50,475)	$(1,711,845)

Basic loss per share from continuing operations	$(0.50)	$(0.60)	$(3.98)
Basic earnings (loss) per share from discontinued operations	0.00	0.51	(0.00)
Basic net loss per share	$(0.50)	$(0.09)	$(3.98)

Diluted loss per share from continuing operations	$(0.50)	$(0.60)	$(3.98)
Diluted earnings (loss) per share from discontinued operations	0.00	0.51	(0.00)
Diluted net loss per share	$(0.50)	$(0.09)	$(3.98)
Shares used in computation of per share data:
Basic	548,638	536,521	429,670
Diluted(1)	548,638	536,521	429,670

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share amounts)
(Unaudited)

	December 31,
	2008	2007
ASSETS
Cash and equivalents	$3,853,849	$1,778,244
Cash and investments required to be segregated under federal or other regulations	1,141,598	334,831
Trading securities	55,481	130,018
Available-for-sale mortgage-backed and investment securities	10,806,094	11,255,048
Margin receivables	2,791,168	7,179,175
Loans, net	24,451,852	30,139,382
Investment in Federal Home Loan Bank stock	200,892	338,585
Property and equipment, net	319,222	355,433
Goodwill	1,938,325	1,933,368
Other intangibles, net	386,130	430,007
Other assets	2,593,604	2,971,846
Total assets	$48,538,215	$56,845,937

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$26,136,246	$25,884,755
Securities sold under agreements to repurchase	7,381,279	8,932,693
Customer payables	3,753,332	5,514,675
Other borrowings	4,353,777	7,446,504
Corporate debt	2,750,532	3,022,698
Accounts payable, accrued and other liabilities	1,571,553	3,215,547
Total liabilities	45,946,719	54,016,872

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 1,200,000,000 and 600,000,000 at December 31, 2008 and 2007 respectively; shares issued and outstanding: 563,523,086 and 460,897,875
at December 31, 2008 and 2007, respectively	5,635	4,609
Additional paid-in-capital	4,064,282	3,463,220
Accumulated deficit	(845,767)	(247,368)
Accumulated other comprehensive loss	(632,654)	(391,396)
Total shareholders' equity	2,591,496	2,829,065
Total liabilities and shareholders' equity	$48,538,215	$56,845,937

Segment Reporting
	Three Months Ended December 31, 2008
	Retail	Institutional	Eliminations(2)	Total
Revenue:	(In thousands)
Operating interest income	$319,616	$483,355	$(262,767)	$540,204
Operating interest expense	(134,623)	(394,251)	262,767	(266,107)
Net operating interest income	184,993	89,104	-	274,097
Commission	141,484	64	-	141,548
Fees and service charges	46,515	203	(2,277)	44,441
Principal transactions	-	25,336	-	25,336
Loss on loans and securities, net	(57)	(11,353)	-	(11,410)
Other revenue	9,186	3,243	(8)	12,421
Total non-interest income	197,128	17,493	(2,285)	212,336
Total net revenue	382,121	106,597	(2,285)	486,433
Provision for loan losses	-	512,874	-	512,874
Operating expense:
Compensation and benefits	57,440	23,091	-	80,531
Clearing and servicing	19,580	30,675	(2,285)	47,970
Advertising and market development	44,679	5	-	44,684
Communications	23,263	906	-	24,169
Professional services	15,522	12,292	-	27,814
Depreciation and amortization	16,405	3,471	-	19,876
Occupancy and equipment	21,956	1,144	-	23,100
Amortization of other intangibles	7,372	392	-	7,764
Facility restructuring and other exit activities	141	836	-	977
Other	32,186	12,378	-	44,564
Total operating expense	238,544	85,190	(2,285)	321,449
Segment income (loss)	$143,577	$(491,467)	$-	$(347,890)

	Three Months Ended September 30, 2008
	Retail	Institutional	Eliminations(2)	Total
Revenue:	(In thousands)
Operating interest income	$392,538	$511,517	$(299,984)	$604,071
Operating interest expense	(175,562)	(403,721)	299,986	(279,297)
Net operating interest income	216,976	107,796	2	324,774
Commission	129,459	54	-	129,513
Fees and service charges	50,420	1,704	(2,512)	49,612
Principal transactions	-	20,664	-	20,664
Loss on loans and securities, net	(37)	(159,762)	-	(159,799)
Other revenue	9,318	3,665	(15)	12,968
Total non-interest income	189,160	(133,675)	(2,527)	52,958
Total net revenue	406,136	(25,879)	(2,525)	377,732
Provision for loan losses	-	517,800	-	517,800
Operating expense:
Compensation and benefits	69,736	13,908	-	83,644
Clearing and servicing	19,563	29,067	(2,525)	46,105
Advertising and market development	30,381	-	-	30,381
Communications	22,120	909	-	23,029
Professional services	11,931	4,931	-	16,862
Depreciation and amortization	17,154	3,415	-	20,569
Occupancy and equipment	19,501	969	-	20,470
Amortization of other intangibles	7,545	392	-	7,937
Facility restructuring and other exit activities	4,123	1,403	-	5,526
Other	33,068	8,299	-	41,367
Total operating expense	235,122	63,293	(2,525)	295,890
Segment income (loss)	$171,014	$(606,972)	$-	$(435,958)

	Three Months Ended December 31, 2007
	Retail	Institutional	Eliminations(2)	Total
Revenue:	(In thousands)
Operating interest income	$497,814	$722,274	$(351,397)	$868,691
Operating interest expense	(254,969)	(586,190)	351,397	(489,762)
Net operating interest income	242,845	136,084	-	378,929
Commission	145,060	23,474	-	168,534
Fees and service charges	58,981	2,825	(2,511)	59,295
Principal transactions	-	24,437	-	24,437
Loss on loans and securities, net	-	(2,276,578)	-	(2,276,578)
Other revenue	9,971	4,083	(104)	13,950
Total non-interest income	214,012	(2,221,759)	(2,615)	(2,010,362)
Total net revenue	456,857	(2,085,675)	(2,615)	(1,631,433)
Provision for loan losses	-	402,311	-	402,311
Operating expense:
Compensation and benefits	69,779	29,530	-	99,309
Clearing and servicing	19,697	44,668	(2,615)	61,750
Advertising and market development	38,521	23	-	38,544
Communications	22,640	2,779	-	25,419
Professional services	22,456	11,834	-	34,290
Depreciation and amortization	17,410	5,743	-	23,153
Occupancy and equipment	20,898	922	-	21,820
Amortization of other intangibles	9,372	160	-	9,532
Impairment of goodwill	-	101,208	-	101,208
Facility restructuring and other exit activities	6,408	17,660	-	24,068
Other	36,011	14,664	-	50,675
Total operating expense	263,192	229,191	(2,615)	489,768
Segment income (loss)	$193,665	$(2,717,177)	$-	$(2,523,512)

Key Performance Metrics(3)
Corporate Metrics	Qtr ended 12/31/08	Qtr ended 9/30/08	Qtr ended 12/31/08 vs. 9/30/08	Qtr ended 12/31/07	Qtr ended 12/31/08 vs. 12/31/07

Operating margin %(4)
Consolidated	N.M.	N.M.	N.M.	N.M.	N.M.
Retail	38%	42%	(4)%	42%	(4)%
Institutional	N.M.	N.M.	N.M.	N.M.	N.M.

Employees	3,249	3,108	5%	3,757	(14)%
Consultants and other	146	196	(26)%	305	(52)%
Total headcount	3,395	3,304	3%	4,062	(16)%

Revenue per headcount	$143,279	$114,326	25%	N.M.	N.M.

Revenue per compensation and benefits dollar	$6.04	$4.52	34%	N.M.	N.M.

Book value per share	$4.60	$4.72	(3)%	$6.14	(25)%
Tangible book value per share	$0.47	$0.38	24%	$0.84	(44)%

Enterprise net interest spread (basis points)(5)	232	263	(12)%	256	(9)%
Enterprise interest-earning assets, average ($MM)	$44,329	$46,618	(5)%	$56,294	(21)%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income (loss) from continuing operations	$(276.2)	$(320.8)	(14)%	$(1,711.7)	(84)%
Tax expense (benefit)	(169.1)	(180.8)	(6)%	(869.1)	(81)%
Depreciation & amortization	27.6	28.5	(3)%	32.7	(16)%
Corporate interest expense	87.9	88.8	(1)%	59.5	48%
EBITDA	$(329.8)	$(384.3)	(14)%	$(2,488.6)	(87)%

Interest coverage	(3.8)	(4.3)	(12)%	(41.8)	(91)%

Discontinued operations ($MM)
Lending loss, net of tax	$-	$(0.6)	N.M.	$(8.6)	N.M.
Canada income, net of tax	-	2.8	N.M.	8.4	N.M.
Canada gain on sale, net of tax	0.7	268.1	N.M.	-	N.M.
Income from discontinued operations, net of tax	$0.7	$270.3	N.M.	$(0.2)	N.M.

Bank earnings before taxes and before credit losses ($MM) (6)	$164.5	$188.5	(13)%	$196.9	(16)%

Retail Metrics

Trading days	63.0	63.5	N.M.	63.0	N.M.

DARTs
U.S.	188,748	161,257	17%	179,298	5%
International	27,201	22,434	21%	24,626	10%
DARTs from continuing operations	215,949	183,691	18%	203,924	6%
DARTs from discontinued operations	-	-	N.M.	10,142	N.M.
Total DARTs	215,949	183,691	18%	214,066	1%

Total trades from continuing operations (MM)	13.6	11.7	16%	12.8	6%
Total trades from discontinued operations (MM)	-	-	N.M.	0.7	N.M.
Total trades (MM)	13.6	11.7	16%	13.5	1%

Average commission per trade from continuing operations	$10.40	$11.10	(6)%	$11.29	(8)%
Average commission per trade from discontinued operations	-	-	N.M.	11.56	N.M.
Total average commission per trade	$10.40	$11.10	(6)%	$11.30	(8)%

End of period margin debt from continuing operations ($B)	$2.81	$5.65	(50)%	$6.99	(60)%
End of period margin debt from discontinued operations ($B)	-	-	N.M.	0.27	N.M.
Total end of period margin debt ($B)	$2.81	$5.65	(50)%	$7.26	(61)%

Average margin debt from continuing operations ($B)	$3.47	$6.45	(46)%	$7.51	(54)%
Average margin debt from discontinued operations ($B)	-	-	N.M.	0.28	N.M.
Total average margin debt ($B)	$3.47	$6.45	(46)%	$7.79	(55)%

Gross new brokerage accounts	192,275	115,597	66%	125,155	54%
Gross new stock plan accounts	42,558	41,072	4%	53,368	(20)%
Gross new banking accounts	55,077	58,672	(6)%	90,338	(39)%
Closed accounts	(193,101)	(174,453)	11%	(256,322)	(25)%
Net new accounts from continuing operations	96,809	40,888	137%	12,539	672%
Net new accounts from discontinued operations	-	-	N.M.	(5,504)	N.M.
Net new accounts	96,809	40,888	137%	7,035	1276%

End of period brokerage accounts	2,597,343	2,520,102	3%	2,452,895	6%
End of period stock plan accounts	1,018,730	1,020,062	0%	1,054,760	(3)%
End of period banking accounts	916,961	896,061	2%	779,585	18%
End of period accounts from continuing operations	4,533,034	4,436,225	2%	4,287,240	6%
End of period accounts from discontinued operations	-	-	N.M.	429,190	N.M.
End of period total accounts	4,533,034	4,436,225	2%	4,716,430	(4)%

Account Segmentation Detail
Retail accounts within target segment(7)	833,916	898,367	(7)%	944,456	(12)%
Other retail accounts(8)	2,680,388	2,517,796	6%	2,288,024	17%
Stock plan accounts	1,018,730	1,020,062	0%	1,054,760	(3)%
End of period accounts from continuing operations	4,533,034	4,436,225	2%	4,287,240	6%
End of period accounts from discontinued operations	-	-	N.M.	429,190	N.M.
End of period total accounts	4,533,034	4,436,225	2%	4,716,430	(4)%

Net new customers from continuing operations	76,166	26,624	N.M.	92	N.M.
Net new customers from discontinued operations and other (9)	-	-	N.M.	4,500	N.M.
Total net new customers(9)	76,166	26,624	N.M.	4,592	N.M.
End of period total customers (9)	3,208,090	3,131,924	2%	3,560,274	(10)%

End of period assets per customer	$34,974	$45,399	(23)%	$53,361	(34)%
Consolidated net revenue per customer	$152	$121	26%	$(458)	(133)%
Consolidated segment income (loss) per customer	$(108)	$(139)	(22)%	$(709)	(85)%
Products per customer(10)	2.3	2.4	(4)%	2.1	10%

Customer Assets ($B)
Security holdings	$69.7	$91.0	(23)%	$120.2	(42)%
Customer payables (cash)(11)	3.8	4.4	(14)%	4.6	(17)%
Customer cash balances held by third parties	2.8	3.2	(13)%	3.3	(15)%
Unexercised stock plan customer options (vested)	10.2	17.8	(43)%	32.1	(68)%
Customer assets in brokerage and stock plan accounts	86.5	116.4	(26)%	160.2	(46)%
Sweep deposit accounts	9.6	10.1	(5)%	10.1	(5)%
Savings and transaction accounts	13.7	12.9	6%	10.5	30%
CDs	2.4	2.8	(14)%	4.2	(43)%
Customer assets in banking accounts	25.7	25.8	0%	24.8	4%
Customer assets from continuing operations	112.2	142.2	(21)%	185.0	(39)%
Customer assets from discontinued operations	-	-	N.M.	5.0	N.M.
Total customer assets	$112.2	$142.2	(21)%	$190.0	(41)%

Net new customer assets from continuing operations ($B)(12)	$3.5	$0.8	N.M.	$(16.4)	N.M.
Net new customer assets from discontinued operations and other ($B)(12)	-	-	N.M.	(0.1)	N.M.
Total net new customer assets ($B)(12)	$3.5	$0.8	N.M.	$(16.5)	N.M.

Brokerage related cash ($B)	$16.2	$17.7	(8)%	$18.0	(10)%
Other customer cash and deposits ($B)	16.1	15.7	3%	14.7	10%
Total customer cash and deposits from continuing operations ($B)	32.3	33.4	(3)%	32.7	(1)%
Total customer cash and deposits from discontinued operations ($B)	-	-	N.M.	0.9	N.M.
Total customer cash and deposits ($B)	$32.3	$33.4	(3)%	$33.6	(4)%

Unexercised stock plan customer options (unvested) ($B)	$10.7	$17.2	(38)%	$27.5	(61)%

Institutional Metrics

Market Making
Equity shares traded (MM)	27,418	43,784	(37)%	37,781	(27)%
Average revenue capture per 1,000 equity shares	$0.893	$0.465	92%	$0.586	52%
% of Bulletin Board equity shares to total equity shares	80.3%	88.6%	(8)%	85.8%	(6)%

Capital Ratios
Tier 1 Capital Ratio(13)	6.29%	6.34%	(0.05)%	6.22%	0.07%
Risk-based Capital Ratio(13)	12.96%	11.93%	1.03%	11.37%	1.59%
E*TRADE Bank excess risk-based capital ($MM)(13)	$716.4	$523.9	37%	$435.1	65%

Loans receivable ($MM)
Average loans receivable	$25,997	$26,927	(3)%	$31,841	(18)%
Ending loans receivable, net	$24,452	$25,542	(4)%	$30,039	(19)%

One- to Four-Family

Loan performance detail ($MM)
Current	$11,836	$12,559	(6)%	$15,083	(22)%
30-89 days delinquent	594	386	54%	297	100%
90-179 days delinquent	273	229	19%	120	128%
Total 30-179 days delinquent	867	615	41%	417	108%
180+ days delinquent (net of $61M, $34M and $0 in charge-offs for Q408, Q308 and Q407, respectively)	320	248	29%	61	425%
Total delinquent loans	1,187	863	38%	478	148%
Gross loans receivable(14)	$13,023	$13,422	(3)%	$15,561	(16)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	4.56%	2.88%	1.68%	1.91%	2.65%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	4.55%	3.55%	1.00%	1.17%	3.38%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	9.12%	6.43%	2.69%	3.07%	6.05%
Total 30-179 days delinquent loans as a % of allowance for loan losses	468.37%	491.74%	(23.37)%	2214.07%	(1745.70)%
Allowance for loan losses as a % of gross loans receivable	1.42%	0.93%	0.49%	0.12%	1.30%
Allowance for loan losses as a % of nonperforming loans	31.22%	26.25%	4.97%	10.39%	20.83%
Net charge-offs as a % of average loans receivable (annualized)	1.74%	0.98%	0.76%	0.10%	1.64%
Provision as a % of average loans receivable (annualized)	3.56%	3.13%	0.43%	0.33%	3.23%

Home Equity

Loan performance detail ($MM)
Current	$9,431	$9,935	(5)%	$11,603	(19)%
30-89 days delinquent	408	310	32%	291	40%
90-179 days delinquent	278	251	11%	186	49%
Total 30-179 days delinquent	686	561	22%	477	44%
180+ days delinquent (net of $12M, $15M and $0 in charge-offs for Q408, Q308 and Q407, respectively)	63	62	2%	44	43%
Total delinquent loans	749	623	20%	521	44%
Gross loans receivable(14)	$10,180	$10,558	(4)%	$12,124	(16)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	4.00%	2.93%	1.07%	2.41%	1.59%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	3.35%	2.96%	0.39%	1.89%	1.46%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	7.35%	5.90%	1.45%	4.30%	3.05%
Total 30-179 days delinquent loans as a % of allowance for loan losses	82.30%	81.08%	1.22%	103.90%	(21.60)%
Allowance for loan losses as a % of gross loans receivable	8.19%	6.55%	1.64%	3.79%	4.40%
Allowance for loan losses as a % of nonperforming loans	244.34%	220.88%	23.46%	200.05%	44.29%
Net charge-offs as a % of average loans receivable (annualized)	8.72%	8.57%	0.15%	2.94%	5.78%
Provision as a % of average loans receivable (annualized)	14.18%	13.94%	0.24%	12.11%	2.07%

Consumer and Other

Loan performance detail ($MM)
Current	$2,288	$2,397	(5)%	$2,830	(19)%
30-89 days delinquent	33	30	10%	24	38%
90-179 days delinquent	7	8	(13)%	7	0%
Total 30-179 days delinquent	40	38	5%	31	29%
180+ days delinquent	1	1	0%	1	0%
Total delinquent loans	41	39	5%	32	28%
Gross loans receivable(14)	$2,329	$2,436	(4)%	$2,862	(19)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	1.43%	1.21%	0.22%	0.83%	0.60%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	0.33%	0.38%	(0.05)%	0.27%	0.06%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	1.76%	1.59%	0.17%	1.10%	0.66%
Total 30-179 days delinquent loans as a % of allowance for loan losses	65.02%	65.25%	(0.23)%	100.07%	(35.05)%
Allowance for loan losses as a % of gross loans receivable	2.65%	2.37%	0.28%	1.05%	1.60%
Allowance for loan losses as a % of nonperforming loans	790.72%	631.36%	159.36%	396.71%	394.01%
Net charge-offs as a % of average loans receivable (annualized)	3.67%	2.29%	1.38%	1.11%	2.56%
Provision as a % of average loans receivable (annualized)	4.30%	5.55%	(1.25)%	1.87%	2.43%

Total Loans Receivable

Loan performance detail ($MM)
Current	$23,555	$24,891	(5)%	$29,516	(20)%
30-89 days delinquent	1,035	726	43%	612	69%
90-179 days delinquent	558	488	14%	313	78%
Total 30-179 days delinquent	1,593	1,214	31%	925	72%
180+ days delinquent	384	311	23%	106	262%
Total delinquent loans	1,977	1,525	30%	1,031	92%
Total gross loans receivable(14)	$25,532	$26,416	(3)%	$30,547	(16)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	4.05%	2.75%	1.30%	2.00%	2.05%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	3.69%	3.02%	0.67%	1.37%	2.32%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	7.74%	5.77%	1.97%	3.37%	4.37%
Total 30-179 days delinquent loans as a % of allowance for loan losses	147.47%	138.81%	8.66%	181.87%	(34.40)%
Allowance for loan losses as a % of gross loans receivable	4.23%	3.31%	0.92%	1.66%	2.57%
Allowance for loan losses as a % of nonperforming loans	114.70%	109.45%	5.25%	121.44%	(6.74)%
Net charge-offs as a % of average loans receivable (annualized)	4.72%	4.15%	0.57%	1.30%	3.42%
Provision as a % of average loans receivable (annualized)	7.89%	7.69%	0.20%	5.05%	2.84%

Activity in Allowance for Loan Losses
	Three Months Ended December 31, 2008
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/08	$125,118	$691,284	$57,820	$874,222
Provision for loan losses	117,279	369,892	25,703	512,874
Charge-offs, net	(57,234)	(227,341)	(21,910)	(306,485)
Allowance for loan losses, ending 12/31/08	$185,163	$833,835	$61,613	$1,080,611

	Three Months Ended September 30, 2008
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 6/30/08	$52,149	$546,338	$37,396	$635,883
Provision for loan losses	106,480	376,518	34,802	517,800
Charge-offs, net	(33,511)	(231,572)	(14,378)	(279,461)
Allowance for loan losses, ending 9/30/08	$125,118	$691,284	$57,820	$874,222

	Three Months Ended December 31, 2007
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/07	$9,363	$175,088	$24,587	$209,038
Provision for loan losses	13,473	375,132	13,706	402,311
Charge-offs, net	(4,005)	(91,053)	(8,127)	(103,185)
Allowance for loan losses, ending 12/31/07	$18,831	$459,167	$30,166	$508,164

Average Enterprise Balance Sheet Data
	Three Months Ended
	December 31, 2008
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans, net(15)	$25,997,688	$354,966	5.46%
Margin receivables	3,463,271	39,603	4.55%
Mortgage-backed and related available-for-sale securities	10,391,623	118,756	4.57%
Available-for-sale investment securities	131,079	2,236	6.82%
Trading securities	32,361	562	6.94%
Cash and cash equivalents(16)	3,704,176	11,090	1.19%
Stock borrow and other	608,608	6,971	4.56%
Total enterprise interest-earning assets	$44,328,806	534,184	4.82%
Enterprise interest-bearing liabilities:
Retail deposits	$25,214,422	121,745	1.92%
Brokered certificates of deposit	663,116	8,556	5.13%
Customer payables	3,897,877	4,344	0.44%
Repurchase agreements and other borrowings	7,911,717	83,079	4.11%
FHLB advances	3,912,839	46,467	4.65%
Stock loan and other	433,502	1,873	1.72%
Total enterprise interest-bearing liabilities	$42,033,473	266,066	2.50%
Enterprise net interest income/spread(5)		$268,118	2.32%

	Three Months Ended
	September 30, 2008
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans, net(15)	$26,928,190	$379,195	5.63%
Margin receivables	6,420,090	72,291	4.48%
Mortgage-backed and related available-for-sale securities	9,494,421	108,511	4.57%
Available-for-sale investment securities	131,332	2,140	6.52%
Trading securities	272,677	3,211	4.71%
Cash and cash equivalents(16)	2,630,478	17,850	2.70%
Stock borrow and other	741,127	14,531	7.80%
Total enterprise interest-earning assets	$46,618,315	597,729	5.12%
Enterprise interest-bearing liabilities:
Retail deposits	$26,151,874	136,148	2.07%
Brokered certificates of deposit	883,289	10,984	4.95%
Customer payables	4,368,391	7,444	0.68%
Repurchase agreements and other borrowings	7,581,472	71,648	3.70%
FHLB advances	4,166,643	50,062	4.70%
Stock loan and other	1,055,662	2,848	1.07%
Total enterprise interest-bearing liabilities	$44,207,331	279,134	2.49%
Enterprise net interest income/spread(5)		$318,595	2.63%

	Three Months Ended
	December 31, 2007
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans, net(15)	$31,911,892	$508,925	6.38%
Margin receivables	7,426,723	124,722	6.66%
Mortgage-backed and related available-for-sale securities	11,820,948	150,820	5.10%
Available-for-sale investment securities	3,262,363	54,235	6.65%
Trading securities	91,437	2,012	8.80%
Cash and cash equivalents(16)	726,675	8,574	4.68%
Stock borrow and other	1,053,475	18,034	6.79%
Total enterprise interest-earning assets	$56,293,513	867,322	6.15%
Enterprise interest-bearing liabilities:
Retail deposits	$26,759,763	202,717	3.01%
Brokered certificates of deposit	738,659	9,369	5.03%
Customer payables	5,340,382	15,016	1.11%
Repurchase agreements and other borrowings	10,776,229	143,089	5.20%
FHLB advances	8,433,904	107,259	4.98%
Stock loan and other	1,601,877	12,304	3.05%
Total enterprise interest-bearing liabilities	$53,650,814	489,754	3.59%
Enterprise net interest income/spread(5)		$377,568	2.56%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	December 31,	September 30,	December 31,
	2008	2008	2007
	(In thousands)
Enterprise net interest income	$268,118	$318,595	$377,568
Taxable equivalent interest adjustment(17)	(691)	(1,526)	(7,537)
Customer cash held by third parties and other(18)	6,670	7,705	8,898
Net operating interest income	$274,097	$324,774	$378,929

Supplemental Portfolio Disclosure

Mortgage Loan Portfolio(19)

One- to Four-Family Mortgage Loan Distribution
Unpaid principal balances at December 31, 2008 ($MM)

	FICO
LTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$3,928	$691	$517	$318	$191	$3	$5,648
70%-80%	4,600	1,006	777	429	192	5	7,009
80%-90%	79	27	24	21	12	-	163
>90%	74	26	25	17	17	1	160
Total	$8,681	$1,750	$1,343	$785	$412	$9	$12,980

One- to Four-Family 30+ Days Delinquent Loan Distribution
December 31, 2008 ($MM)

	FICO
LTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$111	$45	$55	$49	$24	$1	$285
70%-80%	367	167	144	94	49	1	822
80%-90%	16	7	9	8	5	-	45
>90%	13	6	5	5	6	-	35
Total	$507	$225	$213	$156	$84	$2	$1,187

Home Equity Loan Distribution
Unpaid principal balances at December 31, 2008 ($MM)

	FICO
CLTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$2,213	$371	$299	$130	$103	$10	$3,126
70%-80%	1,081	300	255	99	87	1	1,823
80%-90%	1,766	600	558	229	158	1	3,312
>90%	946	320	267	138	85	-	1,756
Total	$6,006	$1,591	$1,379	$596	$433	$12	$10,017

Home Equity 30+ Days Delinquent Loan Distribution
December 31, 2008 ($MM)

	FICO
CLTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$25	$11	$16	$7	$8	$1	$68
70%-80%	38	22	21	11	14	-	106
80%-90%	126	70	74	37	32	-	339
>90%	95	49	45	30	17	-	236
Total	$284	$152	$156	$85	$71	$1	$749
Investment Securities Portfolio

Book value at December 31, 2008 ($MM)
	AAA	AA	A	BBB	Below Investment Grade and Non-Rated	Total
Mortgage-backed securities backed by U.S. Government sponsored and federal agencies	$10,119	$-	$-	$-	$-	$10,119
Collateralized mortgage obligations and other	625	68	65	18	173	949
Municipal bonds, corporate bonds and FHLB stock	231	12	84	-	-	327
Total	$10,975	$80	$149	$18	$173	$11,395

SUPPLEMENTAL INFORMATION

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that free cash, EBITDA, interest coverage, enterprise net interest income and enterprise interest-earning assets are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that the elimination of certain items from the related GAAP measures is helpful to investors and analysts who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.

Discontinued Operations and Reporting Changes

Beginning in the second quarter of 2008, the Company re-classified the Consolidated Statement of Loss to reflect the Canadian brokerage business and lending business as discontinued operations. Additionally, the Company re-defined “Total net revenue” by separately stating “Provision for loan losses” as its own line item and reclassified SFAS 133 hedge ineffectiveness from “Other operating expenses” to the “Loss on loans and securities, net” line item. The Company has re-presented the income statement for the past two years on its Investor Relations website.

Free Cash

Free cash represents cash held at the Company and its non-Bank and non-Brokerage subsidiaries, less discretionary reserves, plus excess capital at Bank and Brokerage after application of regulatory capital requirements and the Company’s own regulatory capital guidelines. The Company believes that free cash is a useful measure of the Company’s liquidity as it excludes cash reflected on the balance sheet that may not be freely available to the Company.

EBITDA

EBITDA represents net income from continuing operations before corporate interest expense, taxes and depreciation and amortization. Management believes that EBITDA provides a useful additional measure of our performance by excluding certain non-cash charges and expenses that are not directly related to the performance of our business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of our ability to continue to meet our interest obligations and our liquidity.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank Holding Company ("ETBH" or “Bank”) before discontinued operations, loss on securities, net and provision for loan losses. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital.

Enterprise Net Interest Income

Enterprise net interest income is taxable equivalent basis net operating interest income excluding corporate interest income and corporate interest expense, stock conduit interest income and expense and interest earned on customer cash held by third parties. Management believes this non-GAAP measure is useful to investors and analysts as it is a measure of the net operating interest income generated by our core operations.

Enterprise Interest-Earning Assets

Enterprise interest-earning assets consists of the primary interest-earning assets of the Company and includes: loans receivable, mortgage-backed and available-for-sale securities, margin receivables, stock borrow balances and cash required to be segregated under regulatory guidelines that earn interest for the Company. Management believes that this non-GAAP measure is useful to investors and analysts as it is a measure of the primary assets from which the Company generates net operating interest income.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For complete information on the items excluded from these non-GAAP measures, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Because the Company reported a net loss for the third and fourth quarters of 2008 and fourth quarter of 2007, the calculation of diluted net loss per share does not include common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

(2) Reflects elimination of transactions between Retail and Institutional segments, which includes deposit and customer payable transfer pricing, servicing and order flow rebates.

(3) Amounts and percentages may not calculate due to rounding.

(4) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense), income taxes and discontinued operations. The percentage is calculated by dividing income (loss) before other income (expense), income taxes and discontinued operations by total net revenue.

(5) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities, stock conduit and customer cash held by third parties.

(6) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank Holding Company (“ETBH” or “Bank”) before discontinued operations, loss on securities, net and provision for loan losses. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from Loss before income taxes and discontinued operations:

	Q4 2008	Q3 2008	Q4 2007
Loss before income taxes and discontinued operations	$(445,342)	$(501,591)	$(2,580,828)
Add back:
Non-bank (income) loss before tax and discontinued operations(b)	85,542	12,445	(125)
Provision for loan losses	512,874	517,800	402,311
Loss on securities, net(c)	11,410	159,799	2,274,355
Impairment of goodwill	-	-	101,208
Bank earnings before taxes and before credit losses	$164,484	$188,453	$196,921

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.

(b) Non-bank (income) loss represents all of the Company’s subsidiaries including Corporate and Brokerage, but excluding the Bank.

(c) Loss on securities, net is included in the Loss on loans and securities, net line item on the consolidated statement of loss.

(7) Target segment accounts are accounts held by customers with more than $50,000 in assets and/or generating 30 or more trades per quarter.

(8) Other retail accounts are accounts that (a) were opened less than 90 days prior to the end of the relevant quarter; (b) only include a lending relationship; or (c) that otherwise do not meet the definition of a target segment account.

(9) Net new customers from discontinued operations and other consists of customers related to our discontinued operations and the impact of an improvement in our customer identification methodology implemented during the second quarter of 2008.

(10) Beginning in Q208, products per customer increased due to the impact of customers related to our discontinued operations and an improvement in our customer identification methodology implemented during the second quarter of 2008.

(11) Excludes customer payables (cash) from discontinued operations.

(12) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts.

(13) Q408 estimate.

(14) Includes unpaid principal balances and premiums (discounts).

(15) Excludes loans to customers on margin.

(16) Includes segregated cash balances.

(17) Gross-up for tax-exempt securities.

(18) Includes interest earned on average customer assets of $3.0 billion, $3.3 billion and $3.8 billion for the quarters ended December 31, 2008, September 30, 2008 and December 31, 2007, respectively, held by parties outside E*TRADE FINANCIAL, including third party money market funds and sweep deposit accounts at unaffiliated financial institutions.

(19) LTV/CLTV data is based on LTV/CLTV ratios at the time of loan origination, and has not been updated to reflect changes in property values since that time. CLTV calculations for home equity lines of credit are based on drawn balances. FICO score is based on FICO scores at the time of loan origination, and has not been updated to reflect changes in credit scores since that time.

CONTACT:
E*TRADE FINANCIAL Media Relations Contact
Pam Erickson, 617-296-6080
pam.erickson@etrade.com
or
E*TRADE FINANCIAL Investor Relations Contact
Brett Goodman, 646-521-4406
brett.goodman@etrade.com